Exhibit 10.3

Confidential material has been omitted and filed separately with the Commission

RENTAL AGREEMENT

completed between

S-INVEST Beteiligungs- Gesellschaft m.b.H.	VA TECH ELIN EBG GmbH Penzinger Strasse 76 A-1140 Vienna

Windmühlgasse 22-24 1060 Vienna	Tax ID no. FAG 013/0467
Doc. ref. no. 2000/7

represented by	Self-calculated charges ATS 1,591,621

VA TECH ELIN EBG GmbH

Penzinger Strasse 76 1140 Vienna

as lessor (hereinafter referred to as ‘the Lessor’) and

InterXion Österreich GmbH (in formation)

Shuttleworthstrasse 4-8 A-1210 Vienna

as lessee (hereinafter referred to as ‘the Lessee’).

The aforementioned Parties herewith wish to conclude the following:

Section 1

RENTED PROPERTY

1.	Pursuant to the corresponding purchase agreement dated 22.12.1995, S-INVEST Beteiligungsgesellschaft m.b.H. is the owner of the property EZ 50 Großjedlersdorf II and the buildings thereupon. On the basis of the administration agreement completed with the aforementioned property owner dated 12.03.1996, VA TECH ELIN EBG GmbH leases the rented property described in more detail below to the Lessee.

2.

The rented property comprises a warehouse and office buildings on the property at plot 50 of the ELIN Technology Park located at 1210 Vienna, Shuttleworthstraße 4-8. The rented property is marked in red on the enclosed plan and has a total area of 9,927 m². The enclosed plans (Annex 1) are an intrinsic component of this Agreement.

3.	The Lessee is entitled to use without charge all access routes to the rented property.

4.	The rented property may only be used for business and commercial purposes, in particular for companies in the fields of ISP or telecommunications and the support services for these fields. All changes to purpose of use shall require the express prior written consent of the Lessor.

MV/InterXion	Page 1	14.01.2000

Section 2

TERM OF RENTAL AGREEMENT

5.	This Rental Agreement shall commence on 01.01.2000 and end on 31.12.2014, without prior notification of termination being necessary.

The Parties shall meet six months prior to termination of the Rental Agreement in order to discuss a possible extension of the Rental Agreement. Furthermore, the Lessee is herewith granted the right of first refusal with regard to the rental of the property.

Section 3

PREMATURE RESCISSION OF THE RENTAL AGREEMENT

1.	The Lessor may rescind the Rental Agreement with immediate effect and without notice in the event that:

a)	the Lessee fails to fulfil his financial obligations under this Agreement within 4 weeks of the due date despite a written reminder notice being issued and the provision of a period of grace;

b)	the Lessee uses the property in a detrimental manner, in particular if the Lessee uses the property in a negligent manner or allows third parties to use the property in an unauthorised manner;

c)	the Lessee carries out structural changes pursuant to section 6 below without the prior consent of the Lessor;

d)	the Lessee significantly and repeatedly breaches the provisions of this Agreement despite written warning;

e)	the Lessee fails to observe official statutory regulations or legislative provisions;

f)	bankruptcy or insolvency proceedings are opened against the assets of the Lessee or if the opening of such proceedings is rejected on grounds of lack of assets.

Section 4

RENT AND OPERATING EXPENSES

The agreed monthly rent excl. proportional operating expenses is:

***

plus the legally applicable amount of VAT; this sum is payable monthly in advance after submission of invoice on the first day of each month.

Currently operating expenses for the hall area are ATS 12.13 / m² + 20% VAT per month and for the office area ATS 13.97 / m² + 20% VAT per month. The stated operating expenses for the office area include water consumption costs.

MV/InterXion	Page 2	14.01.2000

For the months of January to April 2000 the following shall be agreed: The rent for January shall be 20%, for February 40%, for March 60%, for April 80% and as of May (2000) onwards 100% of the agreed rent. Operating expenses shall be payable in full as of the commencement of the Rental Agreement.

2.	The amount of rent payable shall be index-linked. The basis for the index linking of the rent shall be the consumer price index 1996 as issued by the Austrian Central Statistical Office. The starting basis shall be the index status as at January 2000. The amount of rent payable shall be adjusted pursuant to changes to the consumer price index 1996, whereby fluctuations upwards or downwards of up to and including 5% shall not be taken into consideration. However, fluctuations of more than 5% are to be taken into consideration in full. A new change in the amount of rent payable shall then be registered when the index that was the basis for the last change in the amount of rent payable changes upwards or downwards by more than 5%. If the consumer price index 1996 is discontinued and no longer published, the Parties shall agree a suitable replacement index. If no more indexes are published that are comparable with the consumer price index 1996, the amount of rent payable is to be calculated by an independent expert on the basis of the same principles on which the consumer price index 1996 is currently calculated.

3.	The Lessee herewith declares his agreement that operating expenses (land tax, buildings fire insurance, administrative expenses, security and porter services) shall be calculated and paid to the Lessor on a lump-sum basis on the basis of the rented area and the rates set out in Annex 2 no. 2 and that there will be no annual invoice.

4.	The supply of energy and utilities (electricity, heating, water, etc.) shall be provided via the existing supply equipment of the Lessor and shall be governed on the basis of a separate Energy and Utilities Supply Agreement completed between the Parties. Until this Energy and Utilities Supply Agreement has been completed, energy and utilities costs shall be calculated on the basis of the sub-meter readings and the applicable energy and utilities rates for the location.

5.	The calculation of operations-dependent costs for common infrastructure (service charges) shall take place on the basis of number of employees employed at the location Floridsdorf and the calculation rates set out in Annex 2 no. 5.

6.	The calculation rates set out in Annex 2 nos. 2 to 4 are based on cost covering calculations and are to be renegotiated by the Parties for the following calendar year on 30.11 of each year.

Section 5

MAINTENANCE AND REPAIR OBLIGATIONS

1.	The rented property shall be handed over to the Lessee in the condition as inspected. A property handover record shall be drawn up at the time of handover of the property. The floor in the hall area shall be washed and cleaned and the office area will be thoroughly cleaned before handover. Existing installations and fixtures and fittings are included; the cost of additional items and amendments shall be borne by the Lessee and shall require the prior consent of the Lessor. Approval is granted by the Lessor upon the signing of this Agreement for the work listed in Annex 3.

MV/InterXion	Page 3	14.01.2000

2.	In the event of the rescission or expiry of this Rental Agreement, the Lessee shall be obliged to reverse all amendments made without any claim to compensation. However, the Lessor shall be entitled to waive his claim to the reversal of amendments and the restoration of the property to its original condition.

3.	The Lessee shall be obliged to treat all installations and fixtures and fittings with due care and to maintain all such items in good and usable condition at his own cost.

4.	The Lessee shall be liable towards the Lessor for all damages to the rented property, irrespective of cause of such damages, and shall be responsible for the elimination and repair of any such damages. The Lessor has insured the buildings against fire damage.

5.	In the event that the Lessee fails to fulfil his obligations pursuant to subsection 2 above within a reasonable period, despite written notification, the Lessor shall be entitled to carry out the required work at the cost of the Lessee.

6.	Insofar as not liable for the elimination and repair of damages himself, the Lessee shall be obliged to inform the Lessor immediately of any damages to the rented property.

7.	The Lessee shall be obliged to maintain and repair the property in a manner that ensures that the Lessor and other Lessees of the property are in no way disadvantaged. The Lessee herewith declares that no legal claims may be derived from temporary disruptions to water supply or disruptions or interruptions to the electricity supply, insofar as these disruptions/interruptions have not been caused by the Lessor through gross negligence or wilful act. The Lessor shall be obliged to eliminate disruptions/interruptions to the supply of utilities as quickly as possible.

Section 6

STRUCTURAL CHANGES

1.	After prior notification of the Lessor, the Lessee shall be entitled to carry out structural changes within the rented property, insofar as no official permits are required for such changes.

2.	Structural changes that affect the material integrity of the building or that require official permits from the buildings safety or planning authorities shall require the prior written consent of the Lessor. The consent of the Lessor may only be refused if there is good cause to do so.

3.	In the event of the rescission or expiry of this Rental Agreement, the Lessee shall be obliged to reverse all amendments made without any claim to compensation. However, the Lessor shall be entitled to waive his claim to the reversal of amendments and the restoration of the property to its original condition, insofar as this does not entail any chicanery.

4.	The Lessee shall be obliged to plan and document all structural changes that require the consent of the commercial authorities, the buildings safety or planning authorities or the fire prevention authorities and to submit a copy of all plans to the Lessor without charge.

MV/InterXion	Page 4	14.01.2000

5.	In agreement with the Lessee, the Lessor shall disconnect and remove all energy and utilities supply equipment (water, electricity, compressed air, heating) below a height of 4 metres, measured from the hall floor, if such equipment is an obstruction or endangers the planned use of the building. Furthermore, the Lessor shall break down and remove the separating walls within the rented property (former paint shop, control cabins), insofar as these are not fire prevention walls as prescribed by the buildings safety/fire prevention authorities, and complete the required finishing work. The estimated cost of this building work shall be pre-financed by the Lessor and is estimated to be approx. *** based on the enclosed list of works. On the basis of a preliminary maximum investment sum of *** a depreciation period of 15 years and an imputed rate of interest of 5.0%, the Lessee shall pay an additional monthly amount of *** plus the legally applicable amount of VAT over and above the rent payable pursuant to section 4 of this Agreement. In the event of the premature rescission of this Rental Agreement before 31.12.2014, the Lessee shall be obliged to pay the remaining amount of this sum at the time of rescission, calculated on an accrual basis, to the Lessor within 10 days of the submission of notice of rescission.

Section 7

SUBLEASING AND OTHER USE

1.	Without requiring the prior consent of the Lessor, the Lessee shall be entitled to sublease parts of the rented property to telecommunications companies (carriers and providers) or to companies connected with the field of ISP or to companies that carry out support services for the fields of telecommunications and ISP. Subleasing to other parties will require the prior consent of the Lessor.

2.	The Lessee shall be obliged to structure all subleasing agreements in such a manner that these subleasing agreements do not grant any legal entitlements that disadvantage the Lessor (rights to assume main tenancy) and that the Lessor shall not suffer any damages or legal action as a result of any subleasing arrangement.

Section 8

RETURN OF THE RENTED PROPERTY

1.	Upon rescission or expiry of the Rental Agreement the rented property is to be vacated and returned broom-clean, taking into consideration any normal wear and tear. If the property shows above average signs of wear and tear, the Lessor shall be entitled to invoice the departing Lessee for any additional adjustment costs incurred.

2.	In the event of delays to the vacation and return of the rented property upon the rescission or expiry of the Rental Agreement, the Lessee shall be liable to pay monthly damages for use beyond the expiry of the Rental Agreement for the period of this delay, i.e. until the proper return of the rented property, in an amount of twice the agreed rent pursuant to section 4 above.

MV/InterXion	Page 5	14.01.2000

Section 9

COSTS AND CHARGES

1.	The legal fees incurred by the Parties for the drawing up and completion of this Agreement shall be borne by each Party individually.

2.	The costs incurred during the establishing of charges are to be borne by the Lessee. For the purposes of the fixing of charges, it has been established that the total charge to be allocated to the rental property, including operating expenses, energy costs, levies etc., for the period is *** (incl. VAT). For the establishing of charges the Lessee is to pay an amount of *** for the drawing up of the contract.

Section 10

GUARANTEES

1.

The Lessee and/or Interxion Holding N. V. shall be obliged to provide the Lessor upon the signing of the Agreement with a bank guarantee issued by a first-class European bank that is valid for the entire term of the Rental Agreement or a bearer passbook with password for an amount of three months’ gross rent. Furthermore, it is agreed between the Parties that at six-monthly intervals (in each case on the first of the month) this guarantee shall be increased by an additional one month’s gross rent until the maximum amount of six months’ rent has been reached. The increase of the guarantee shall no longer be necessary if 50% of the hall area (8,820 m²) has been upgraded or if the Lessor declares that he shall waive the increase in the guarantee. All costs connected with the guarantee shall be borne by the Lessee.

2.	The Lessor shall be entitled to make use of the guarantee in order to cover all claims arising from or in connection with this Rental Agreement, notwithstanding the continuing obligation to fulfil all of his obligations under this Agreement. In the event that the Lessor makes use of the bank guarantee with which he has been provided, either in part of in full, the Lessee shall be obliged, at the request of the Lessor, to top up the bank guarantee to the agreed amount. If the Lessee fails to fulfil this obligation within 14 days of being requested to do so, the Lessor shall be entitled to rescind the Rental Agreement prematurely and with immediate effect; this shall also apply if the guarantee is not increased punctually as set out in subsection 1 above.

3.	The Lessor shall be obliged to relinquish the bank guarantee with which it has been provided within 14 days of the expiry of the Rental Agreement and the fulfilment of all contractual obligations by the Lessee.

Section 11

MISCELLANEOUS

1.	The Lessee is herewith granted a right of second refusal for the rental of the neighbouring rented areas, with right of first refusal having been granted to the current lessees of these rented areas. The current lessees are: Forschungsgesellschaft Technischer Umwelt GmbH, Jugend am Werk, the teaching workshop of VA TECH ELIN EBG GmbH and General Parcel Austria GmbH. The right of second refusal granted herein must be accepted within 14 days of any offer being made.

2.	With the prior consent of the Lessor and insofar as no legislative provisions are breached, the Lessee shall be entitled to hang all required signage, posters and placards on the rented property without charge.

MV/InterXion	Page 6	14.01.2000

3.	The Lessee shall be entitled to use ten customer parking spaces and two employee parking spaces on the premises without charge. The allocated parking spaces have been marked red on the enclosed plan.

4.	All rights and obligations of the Lessor under this Rental Agreement shall be passed on to his legal successor; all rights and obligations of the Lessee under this Rental Agreement shall be passed on to his universal legal successor.

5.	The Lessee herewith expressly waives any entitlements to offset his own claims against the Lessor against the Lessor’s claims under this Agreement; furthermore, the Lessee also herewith expressly waives any entitlements to withhold payment of the agreed rent, irrespective of grounds.

6.

In the event that the Lessee falls into default in payment of the agreed rent, the Lessor shall be entitled to levy interest at a rate of the secondary market rate of return [Sekundärmarktrendite, SMR*] (on shares in the broadest sense, issued by the Austrian National Bank) plus 3%

7.	Insofar as legally prescribed, the Lessee shall obtain all permits required for the operation of his business from the commercial authorities.

8.	The Lessor or one of his vicarious agents shall be entitled to inspect the rented property within normal business hours and after prior arrangement. In the event of risk of default, the Lessor or one of his vicarious agents shall be entitled to inspect the rented property at any time, whereby general information shall be issued on these measures.

9.	The Lessee shall be obliged to observe the security and emergency plans and provisos issued by the Lessor. The security and emergency plans and provisos are an intrinsic component of this Agreement.

10.	Amendments and supplements to this Agreement shall only be valid if submitted in writing. The text of this Agreement has been read and discussed by the Parties; the Parties agree to all the conditions contained herein.

11.	This Agreement will be concluded in duplicate, with a copy being issued to each of the Parties.

12.	Both Parties herewith expressly waive the plea of avoidance of the Agreement on grounds of lesion beyond moiety (laesio enormis).

13.	The Lessee shall be obliged to give the Lessor the opportunity of submitting a corresponding tender for work to be carried out within the rented property from his own catalogue of deliveries and services.

*	Translator’s note: The ‘Sekundärmarktrendite’ is the weighted average rate of return on shares quoted on the Vienna stock exchange.

MV/InterXion	Page 7	14.01.2000

14.	All official notifications from the Lessor shall be deemed as having been sent and received by the Lessee if dispatched to the Lessee at the address of the rented property; this shall not be the case if it can be evidenced that the Lessee has given the Lessor another address for the sending of official notifications.

15.	The Lessor herewith guarantees that there is no asbestos in the rented property, with the exception of the corrugated fibre cement roofing panels.

16.	This Rental Agreement shall be concluded with InterXion Österreich GmbH, which is still in formation. The company Interxion Holding N.V. shall be obliged to ensure that InterXion Österreich GmbH is financially in a position to punctually fulfil its obligations under this Rental Agreement during the entire term of this Rental Agreement.

17.	It is herewith agreed that the place of jurisdiction for all disputes arising from this Rental Agreement shall be the court with jurisdiction in Vienna.

Annexes:	Description of works (Annex 1)
Property data sheet (Annex 2)
As-built drawings (Annex 3)

Vienna, 04.02.2000

/s/	/s/
InterXion Österreich GmbH (in formation)	VA TECH ELIN EBG GmbH

/s/
InterXion Telecom Holding N.V.

MV/InterXion	Page 8	14.01.2000

Annex 1

The work listed in section 6 point 5, includes the following supply equipment and this work is to be carried out in agreement with the Lessee.

Description of works:

1. Energy supply

estimated
• heating systems	ATS	***
• compressed air connections	ATS	***
• commercial and drinking water supply	ATS	***
• electrical connections	ATS	***
• fire alarm systems	ATS	***
• access control terminal	ATS	***
• adaptation of internal walls	ATS	***
• disassembly of control cabins and paint shop	ATS	***

2. Disassembly of overhead cranes without craneways.

3. Cleaning and repair of hall floors.

All additional work will be carried out by InterXion or on their behalf at the cost of InterXion.

MV/InterXion	Page 9	14.01.2000

Annex 2

Production areas

Axes	a’ m2	m2
45.00	196.00	8,820.00

Office and social areas

Site Location	Plot (Objekt)	Dept.	Cost centre	Floor	Room no.	Office	Workshop	Storeroom	Social area	Floor covering	Total
	50	InterXion		Ground	E01	164.26					164.26
	50	InterXion		Ground	E02	46.36					46.36
	50	InterXion		Ground	E03	21.78					21.78
	50	InterXion		Ground	E04				17.27		17.27
	50	InterXion		Ground	E05				17.27		17.27
	50	InterXion		Ground	E06				10.38		10.38
	50	InterXion		Ground	E08			21.78			21.78
	50	InterXion		Ground	E66		8,820.00				8,820.00
	50	InterXion		First	O09				10.89		10.89
	50	InterXion		First	O10	35.15					35.15
	50	InterXion		First	O11	35.15					35.15
	50	InterXion		First	O12	124.55					124.55
	50	InterXion		First	O13	17.27					17.27
	50	InterXion		First	O14	17.27					17.27
	50	InterXion		First	O15				68.46		68.46
	50	InterXion		First	O16	174.82					174.82
	50	InterXion		First	O17	35.15					35.15
	50	InterXion		First	O01	93.52					93.52
	50	InterXion		First	O02	103.90					103.90
	50	InterXion		First	O03	35.15					35.15
	50	InterXion		First	O04				9.76		9.76
	50	InterXion		First	O05				6.85		6.85
	50	InterXion		First	O06				9.76		9.76
	50	InterXion		First	O07				6.85		6.85
	50	InterXion		First	O08				12.93		12.93
	50	InterXion		First	O09				10.89		10.89
						904.33	8,820.00	21.78	181.31	—	9,927.42

MV/InterXion	Page 10	14.01.2000

Lessee: Interxion			03.02.00

Objekt [Plot] 50: 1210 Vienna, Shuttleworthstrasse 4-8			Month: 2000

1. Rental costs:
- office space and social areas	1,107.00 m2 a’S			***
- storage areas	8,820.00 m2 a’S			***
Total rental costs		ATS		***
		EUR		***
2. Operating expenses:				***
(land tax, insurance)
- total used area	9,927.00 m2 a’S			***
- administrative costs
(incl. external area yard and snow clearing)
- total used area	9,927.00 m2 a’S			***
- security and porter services
- total used area	9,927.00 m2 a’S			***
- industrial cleaning incl. special cleaning
- total used area	m2 a’S		0.00
Total operating expenses		ATS		***
		EUR		***

3. Energy costs
- electricity in kWh	kWh a’S		0.00	***
- heating in MWh	MWh a’S		0.00	***
- water
- total used area	1,107.00 m2 a’S			***
Total energy costs		ATS		***
		EUR		***

	ATS		***
	EUR		***

MV/InterXion	Page 11	14.01.2000

Confidential material has been omitted and filed separately with the Commission

Gassauer-Fleissner RECHTSANWÄLTE | ATTORNEYS AT LAW

REGISTERED LETTER

Vienna

Dr Christian Gassauer-Fleissner

Dr Hanno Schatzmann LLM

Mag Barbara Kuchar

Dr Michael Wolner MAS

Mag. Jakob Bleckmann

Mag. Klaus Fischer

Mag. Rainer Schultes

Dr Max W. Mosing LLM LLM

Dr Robert Rittler LLM

InterXion Österreich GmbH Attn: Mr Christian Studeny (engineer) Attn: Mr Martin Madlo Louis-Häfliger-Gasse 10 1210 Vienna

InterXion Holding N.V. Attn.: Mr Jaap Camman Cessnalaan 1-33 1119NJ Schiphol Rijk The Netherlands

Vienna, 13 November 2007 IXÖ-8/02	Tel.: +43 1 205206-171 Fax: +43 1 205206-175 e-mail: k.fischer@gassauer.at

Re: Supplement to the Floridsdorf Technology Park Lease

Dear Sir,

With regard to the above matter, we would like to inform you that we have been in contact with Univ. Doz. DDr Mag. Ludwig Bittner, the counsel representing S-Invest Beteiligungsgesellschaft mbH and ELIN EBG Traction GmbH.

Acting upon the instructions and on behalf of InterXion Österreich GmbH, we have furthermore agreed with him verbally to make the following amendments or supplements to the existing Lease Agreement of 4 February 2000 between InterXion Österreich GmbH (hereinafter the “Lessee”) and S-Invest mbH (hereinafter the “Lessor”) regarding Building 50 in the Floridsdorf Technology Park, of which the registered owner is ELIN EBG Traction GmbH (hereinafter the “Property Owner”):

Gassauer-Fleissner Rechtsanwälte GmbH	Vienna: Law Office	Salzburg Office
Email office@gassauer.at	Wöllnerstrasse 4	Ernst-Grein-Str. 14a
www.gassauer.at	A-1010 Vienna	A-5020 Salzburg
UID ATU 55497206	Tel.: + 43 1 205 20B - 0	Tel.: + 43 662 643 65B - 0
FN 234573 p HG Vienna	Fax.: + 43 1 205 206 - 207	Fax: + 43 662 648 658 - 60

“ad. § 2) Leased premises

As of 1 April 2007, the Leased Premises have been enlarged by the leasing of additional floor space of approx. 136 m2 in Building 51

and

of approx. 196 m2 in Building 50.

The additional areas in Buildings 50 and 51 are shown in red in the enclosed floor plans.

ad. § 2) Term of the Lease

The term of the Lease Agreement of 4 February 2000, as amended in accordance with the Addenda of 24 May 2000, 30 January 2001, and 14 May 2001 respectively, has, by mutual agreement, been extended for an additional five years. The Lease shall terminate on 31 December 2019 without need for notice.

At the same time, the Lessor grants the Lessee a non-recurring option to make one further three-year extension to the Lease Agreement’s term. Should the Lessee choose to exercise this option, the Lease Agreement shall be extended under the same conditions for a period of three years and shall automatically terminate on expiry of the extended period without need for notice or specific declaration.

This option may be exercised by the Lessee no sooner than 18 months and no later than 12 months prior to the expiry of the term of the Lease agreed in accordance with the above point. The exercise of the option to extend the Lease shall occur by registered mail, with the date of receipt by the Lessor or its representative being decisive in determining compliance with deadlines. This renewal option is not transferable and can naturally only be exercised and used by the Lessee as long as the existing Lease Agreement is in effect.

The Parties shall enter into negotiations concerning a possible extension of the Lease beyond 31 December 2022 as far in advance as possible. In this respect, the Lessor is required to inform the Lessee no later than 20 June 2021 if the former intends to continue leasing the Leased Premises beyond 31 December 2022 or else to proceed in another manner (e.g. demolition, sale, etc.). The Lessor is completely free to make this decision as it deems fit. Should the Lessor neglect to provide such notification by the specified date, it shall be assumed that the Lessor does not intend to continue leasing the property beyond 31 December 2022. In the case that the Lessor decides to continue leasing the Leased Premises (and only in this case), the Lessee is entitled, on expiry of the above-mentioned non-recurrent three-year extension, to exercise an additional non-recurring option to extend the Lease Agreement for a further three-year period (i.e. until 31 December 2025). Should the Lessee choose to exercise this second option, the Lease Agreement shall be extended under the same conditions for a period of three years and shall automatically terminate on expiry of the extended period without need for notice or specific declaration. This second renewal option may be exercised under the above conditions by the Lessee no sooner than 18 months and no later than 12 months prior to the expiry of the term of the Lease agreed in accordance with the above point. Moreover, the provisions of the preceding paragraph apply mutatis mutandis.

The Lessor waives the right to terminate the Lease in order to use the property for its own purposes (of whatever nature) or under the provisions of § 30 Para 2 Z 15 of the Austrian Landlord and Tenant Act (Mietrechtsgesetz).

ad.) § 4) Rent and Operating Costs

ad 1. Rent:

On account of the additional leased space of approximately 332 m2 (at          ***          per m2), the monthly rent is increased as of 1 January 2007 by          ***         to a total of         ***         plus operating costs and VAT.

Miscellaneous:

In addition to the provisions of the Lease Agreement of 4 Februar.2000, it was agreed that the Property Owner is required to make this Lease Agreement binding on any legal successor in ownership of the property and to impose a corresponding requirement to make the Lease Agreement binding on any subsequent legal successor. In the event of a breach of this obligation, the Lessor and the Property Owner shall fully indemnify the Lessee and hold it harmless from third-party claims.

All other provisions of the Lease Agreement of 2 February 2000 and any addenda or supplementary agreements remain valid without change.”

A further agreement has been reached with the legal representative of the other contracting party to the effect that, if this oral agreement gives rise to any contractual fees (due to formulation of any equivalent written document that may be required), these costs are to be entirely borne by the Lessee and fully reimbursed to the Lessor.

Finally, it has been agreed with the other contracting party that, on our part, the above agreements have also been completed in the name of InterXion Holding NV, as a result of which the obligations of the original Lease Agreement of 2 February 2000, which have been assumed by InterXion Holding NV, shall apply to the extended term of the agreement.

Yours sincerely,

/s/ Klaus Fischer
Klaus Fischer Gassauer-Fleissner Rechtsanwälte GmbH

cc: Univ. Doz. Mag. DDr. Ludwig Bittner